UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2006
RTW, Inc.
(Exact name of registrant as specified in its charter)
Minnesota
(State or other jurisdiction of incorporation)

0-25508 (Commission File Number)	41-1440870 (I.R.S. Employer Identification No.)
8500 Normandale Lake Blvd., Suite 1400
Bloomington, MN 55437
(Address of principal executive offices and Zip Code)
(952) 893-0403
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On April 20, 2006, RTW’s Board of Directors appointed Lyron L. Bentovim to the Board. Mr. Bentovim is also being nominated by the Board for a two-year term to be elected at the June 14, 2006 Annual Meeting of Shareholders. Mr. Bentovim was not added to any committees of the Board, but the Board anticipates that he will be added to one or more committees, assuming he is elected at the 2006 Annual Meeting.
In connection with his appointment, the Company and Mr. Bentovim entered into an agreement under which he agreed that neither he, nor entities with which he is associated, would increase their ownership in RTW to 15%, solicit proxies with respect to RTW’s securities or propose any extraordinary transaction with RTW.
On April 24, 2006, RTW issued a press release announcing Mr. Bentovim’s appointment to the Board, attached hereto as Exhibit 99.1.
ITEM 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release issued April 24, 2006
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTW, Inc.
Dated: April 24, 2006	By /s/ Jeffrey B. Murphy
Jeffrey B. Murphy
President and Chief Executive Officer (Principal Executive Officer)